UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                 FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) February 15, 2005

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                    HOLLYWOOD ENTERTAINMENT CORPORATION
          (Exact name of registrant as specified in its charter)

      Oregon                      0-21824            93-0981138
  (State or other               (Commission         (IRS Employer
    jurisdiction                 File Number)     Identification No.)
  of incorporation)


             9275 SW Peyton Lane, Wilsonville, Oregon 97070
          (Address of principal executive offices and zip code)

                              (503) 570-1600
          Registrant's telephone number, including area code

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ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
RULE OR STANDARD; TRANSFER OF LISTING

On February 18, 2005, Hollywood Entertainment Corporation (the "Company") received a letter from the Chief Counsel of the Nasdaq Office of General Counsel, Listing Qualifications Hearings, informing the Company that the Nasdaq Listing Qualifications Panel (the "Panel") has determined to continue listing the Company's securities on The Nasdaq National Market under specified conditions, including that the Company hold an annual meeting on or before March 30, 2005. The Company has set a March 30, 2005 annual meeting date.

Background: The Company did not hold an annual shareholder meeting in 2004 because it anticipated it would be sold before or shortly after December 31, 2004. On January 3, 2005, the Company received a letter from The Nasdaq Stock Market, Inc. indicating that the Company's securities were subject to delisting due to its failure to hold an annual meeting. The Company requested a hearing before the Panel to review the staff determination to delist the Company's securities. The hearing was held on
February 9, 2005.   On February 15, 2005, the Panel informed the Company
that its securities would be delisted at the opening of business on February 17, 2005 because the Company failed to comply with Marketplace Rules 4350(e) and 4350(g), which require that the Company hold an annual shareholder meeting, distribute a proxy statement and solicit proxies for the meeting. On February 16, 2005, the Company requested that the Panel reconsider its decision. The Panel agreed to reconsider its decision and to stay the delisting pending its reconsideration. A reconsideration hearing was held on February 17, 2005 and on February 18, 2005, as described above, the Panel agreed to continue listing the Company's securities on specified conditions.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                 HOLLYWOOD ENTERTAINMENT CORPORATION
                           (Registrant)

          February 22, 2005         /s/ Timothy R. Price
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          Date                     Timothy R. Price
                                   Chief Financial Officer